March 13, 1996

Securities and Exchange Commission
450 5th Street
Washington, D.C. 20549

RE:  CHITTENDEN CORPORATION DEFINITIVE PROXY MATERIAL
     REGISTRATION NO. 0-7974

To Whom it May Concern:

Pursuant to the requirements of Rule 14a-6(c) under the Securities Exchange Act of 1934, as amended, there are as follows the definitive proxy statement and the Form of Proxy to be used by management of Chittenden Corporation, Two Burlington Square, Burlington, Vermont 05401 (the "Company"), in connection with the 1996 Annual Meeting of the Corporation's stockholders.

The Company has transmitted the filing fee of $125.00 via Fedwire.

Should you have any questions concerning this Proxy Statement, please telephone the undersigned at (802) 660-1412.

Kindly acknowledge receipt of this filing by notifying the sender via Compuserve EMAIL.

Very truly yours,

s/F. Sheldon Prentice
  Secretary

                                 NOTICE OF 1996

                                 ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT

                             Your Vote is Important

Every Stockholder should complete, sign, date and promptly return the proxy in the envelope furnished for this purpose. It is necessary that enough shares be represented by proxy to constitute, with the shares present in person, a legal quorum (a majority of the issued and outstanding stock) so that a meeting can be held.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the Stockholders of Chittenden Corporation will be held on April 17, 1996 at 4:00 p.m. in the Adirondack Ballroom (A & B) at the Radisson Hotel Burlington, located at 60 Battery Street, Burlington, Vermont. The Ballroom is on the first level of the Radisson. The annual meeting is for the purpose of considering and acting upon:

     1.   The election of Directors as provided by the By-Laws.

     2. Any other business which may properly come before the meeting or any adjournment thereof.

By order of the Board of Directors.

F. Sheldon Prentice
Secretary

March 15, 1996

CHITTENDEN CORPORATION

Two Burlington Square
Burlington, Vermont 05401
March 15, 1996

Proxy Statement
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
APRIL 17, 1996

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is furnished to the Stockholders of CHITTENDEN CORPORATION (the "Corporation"), a corporation organized under the laws of the State of Vermont, in connection with the annual meeting of the Stockholders of the Corporation to be held on Wednesday, April 17, 1996, at 4:00 p.m., in the Adirondack Ballroom (A & B) at the Radisson Hotel Burlington, located at 60 Battery Street, Burlington, Vermont.

     A proxy card is furnished by the Corporation. This proxy is being solicited by the Board of Directors of the Corporation for use at the April 17, 1996 annual meeting of its Stockholders and at any adjournment thereof. A proxy duly executed and returned by a Stockholder will be voted as directed by the proxy, and, if no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors contained herein. As to other matters, if any, to be voted upon, the persons named in the proxy will take such action as the Board of Directors may deem advisable.

     A Stockholder who signs and returns a proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing or by attending the meeting and voting in person.

     This Proxy Statement and the Corporation's Annual Report, which contains financial statements, will be mailed on or about March 15, 1996 to Stockholders of record on March 1, 1996. The Annual Report is not to be regarded as proxy soliciting material.

     All expenses of the solicitation of proxies are being borne by the Corporation. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Corporation may also solicit proxies by telephone, telegraph and in person and arrange for nominees, custodians and fiduciaries to forward proxies and proxy material to their principals at the expense of the Corporation. The Corporation also has retained Kissel-Blake Inc. to assist with the solicitation of proxies for a fee of $5,000 plus reimbursement of out-of-pocket expenses.

VOTING SECURITIES

The Board of Directors of the Corporation has fixed the close of business on March 1, 1996 as the record date for the determination of Stockholders entitled to notice of and to vote at the annual meeting. Each share of common stock will be entitled to one vote.

     As of February 1, 1996 there were 8,282,452 shares of common stock outstanding and entitled to vote.

     As of February 1, 1996 the Directors and Officers of the Corporation, including other members of senior management (the "Officer Group"), owned beneficially 346,926 shares, or approximately 4.189 percent, of the outstanding common stock of the Corporation.

     No one is the beneficial owner of more than five percent of any class of the Corporation's voting securities.

     The Corporation's principal subsidiary, Chittenden Trust Company (the "Bank"), held in a fiduciary or representative capacity, in the aggregate, approximately 515,899 shares, or 6.229 percent, of the outstanding shares of common stock of the Corporation as of December 31, 1995. The Corporation and the Bank disclaim beneficial ownership of these shares.

ELECTION OF DIRECTORS OF CHITTENDEN CORPORATION
(Item 1 on Proxy Card)

CLASSIFIED BOARD OF DIRECTORS

The number of Directors, which is presently set at ten, is established periodically by the Board. All Directors are elected for staggered three-year terms so that approximately one third of the Directors are elected at each annual meeting. At the annual meeting four Directors will stand for election to serve for a term of three years unless their retirement, pursuant to the Corporation's By-Laws, occurs prior to the expiration of three years. Ms. Hutton will stand for election to serve for a term of one year and at that time stand for election to a three-year term.

     It is the intention of the persons named in the proxy to vote for the nominees named for the terms indicated.

     Election of Directors requires a majority vote. The five nominees for Directors and the five continuing Directors are listed on the following pages with brief statements of their principal occupations and other information. All of the nominees are serving currently on the Board of Directors of the Corporation. According to information supplied by them, these persons, as of February 1, 1996, owned beneficially the number of shares of common stock of the Corporation indicated.

DIRECTOR NOMINEES

The following persons have been nominated to serve as Directors for terms to expire in 1999.

PAUL J. CARRARA                                   Director since 1982

Mr. Carrara, 59, is President of J. P. Carrara & Sons, Inc., a ready-mixed and precast concrete supplier located in Middlebury, Vermont. He is also President of Otter Valley Equipment, Inc., an equipment leasing firm in Rutland. He has been a Director of the Bank since 1982.

Shares owned:  3,001
Percent:    .036


PHILIP A. KOLVOORD                                Director since 1977

Mr. Kolvoord, 63, is of counsel in the law firm of Kolvoord, Overton & Wilson in Essex Junction, Vermont. He received his law degree from the University of Virginia and commenced his law practice in Vermont in 1958. Mr. Kolvoord is a member of the Discovery Museum Board of Directors and Lake Champlain Aquarium Board of Directors. He is a former President of the Vermont Trial Lawyers Association and the Chittenden Country Bar Association. He is a past Chairman of the Judicial Nominating Board and the Professional Conduct Board. Mr. Kolvoord is also President of The Discovery Museum for Children in Essex Junction, Vermont. He has been a Director of the Bank since 1977. Mr. Kolvoord and other members of his firm are retained from time to time for legal services by the Essex Junction office of the Bank.

Shares owned:  3,441
Percent:    .042


JAMES C. PIZZAGALLI                               Director since 1980

Mr. Pizzagalli, 51, is Chairman and Chief Executive Officer of Pizzagalli Construction Company. He joined the company in 1969 after graduating from the University of Vermont and Boston University Law School. He is a Director of the Associated General Contractors of America and of the AGC Education and Research Foundation. Mr. Pizzagalli chairs the
Corporation's Executive Committee.  He has been a Director of the Bank since
1980.

Shares owned:  143,343
Percent:     1.731

BARBARA W. SNELLING                               Director since 1974

Mrs. Snelling, 68, Chair of the Board of both the Corporation and the Bank since 1990, is Lieutenant Governor of Vermont and former President of Snelling & Kolb, Inc., fund-raising consultants. She was formerly Vice President for Development and External Affairs at the University of Vermont. She served a six-year term on the State Board of Education, was President of the Vermont State School Directors Association, Chair of the Shelburne and Champlain Valley School Boards, a Trustee of Champlain and Radcliffe Colleges, President of Chittenden County United Way, and a founding Director of the Board of the Vermont Community Foundation. Mrs. Snelling is currently on the Shelburne Museum Board. She has been a Director of the Bank since 1972.

Shares owned:  54,125
Percent:     .653

The following person has been nominated to serve as a Director for a term to expire in 1997.

LYN HUTTON                                        Director since 1995

Ms. Hutton has served as Vice President and Treasurer of Dartmouth College since 1990. From 1982 to 1990 she was associated with the University of Southern California, first as Treasurer and then as Senior Vice President for Finance and Administration. In 1994, the National Association for College and University Business Officers awarded Ms. Hutton the Rodney Adams prize in recognition of her contributions to professional development and research activities in the field of college and university endowment and investment management. Both a Certified Public Accountant and a Chartered Financial Analyst, Ms. Hutton serves on the Boards of Trustees of the Common Fund, of Endowment Advisors Inc., and of the University Corporation for Atmospheric Research. She has previously served on the Board of Directors of First Interstate Bank of California. She has been a Director of the Bank since November, 1995.

Shares owned:  200
Percent:  .002

Continuing Directors

FREDERIC H. BERTRAND                              Director since 1989
Term Expires 1998

Mr. Bertrand, 59, is Chairman of the Board and Chief Executive Officer of National Life Insurance Company which he joined in 1970 as an attorney. He is a graduate of Norwich University and the College of William and Mary Law School. Mr. Bertrand is a Past Chairman of the American Council of Life Insurance. He is Chairman of the Vermont Business Roundtable and a Director of Central Vermont Public Service Corporation, Union Mutual Fire Insurance Company, New England Guaranty Insurance Company, Central Vermont Economic Development Corporation and several subsidiaries of National Life Insurance Company. Mr. Bertrand has been a Director of the Bank since 1989.

Shares owned:  619
Percent:  .007

DAVID M. BOARDMAN                                 Director since 1978
Term Expires 1998

Mr. Boardman, 61, is Senior Vice President of Hickok and Boardman, Inc., President of Associates in Financial Planning Inc., and Coldwell Banker Hickok & Boardman, Inc., affiliates of Hickok and Boardman Financial Network, with which he has been associated since 1956. He has also been a representative of National Life Insurance Company since 1956. He is a Chartered Life Underwriter, a Life and Qualifying Member of the Million Dollar Round Table and a Certified Financial Planner. He is a Trustee of Vermont Catholic Charities, past Chairman of the Burlington City Retirement Board and a member of The Burlington Boys and Girls Club Development Steering Committee. He is past Chairman of the Board of Champlain College, where he has been a Trustee since 1974. He is a member of the American Society of Chartered Life Underwriters, the Institute of Certified Financial Planners and the Association of Advanced Life Underwriters. He has been a Director of the Bank since 1978.

Shares owned:  20,531
Percent:     .248

PAUL A. PERRAULT                                  Director since 1990
Term Expires 1997

Mr. Perrault, 44, is President and Chief Executive Officer of Chittenden Corporation and Chittenden Bank. Mr. Perrault joined the Corporation in 1990. Prior to joining Chittenden, he was President of Bank of New England-Old Colony, Providence, Rhode Island. Before becoming President, Mr. Perrault was Executive Vice President and Senior Loan Officer at Bank of New England-Old Colony. Prior to that, he served in a variety of commercial banking positions in Rhode Island and Boston. He is a 1973 graduate of Babson College and receive his M.B.A. from Boston College School of Management in 1975. He is a Director of Lake Champlain Regional Chamber of Commerce, Director of the Greater Burlington Industrial Corporation, member of the Advisory Board of Fleming Museum and a Trustee of Champlain College. Mr. Perrault has been a Director of the Bank since 1990.

Shares owned:  17,514
Percent:     .211

PALL D. SPERA                                     Director since 1985
Term Expires 1998

Mr. Spera, 51, is owner of Pall Spera Company, Realtors and Pall Spera Company, Investment Securities of Stowe. He is a Director and past President of the Vermont Association of Realtors who named him Realtor of the Year in 1980, and is a Director of the National Association of Realtors. Mr. Spera is a Trustee of Vermont Catholic Charities and a Director of the Lake Mansfield Trout Club. He serves on the Advisory Board of the Helen Day Art Center and is a Trustee of Copley Hospital. Mr. Spera became an Incorporator and a charter Director of Mountain Trust Company in 1977, was elected Vice Chairman in 1978, served as Acting President in 1980-1981, and was Acting Chairman of the Board prior to the merger of Mountain Trust Company with Chittenden Trust Company. He has been a Director of the Bank since 1985.

Shares owned:  15,626
Percent:     .189

MARTEL D. WILSON, JR.                             Director since 1983
Term Expires 1998

Mr. Wilson, 59, is Vice President and Chief Financial Officer and a Director of S-K-I Ltd. Mr. Wilson is also Vice President and Chief Financial Officer and Treasurer of Killington Ltd., Mount Snow Ltd., Bear Mountain Ltd. and Waterville Valley Ski Area Ltd. which are wholly-owned subsidiaries of S-K-I Ltd. He is also a Director of Sugarloaf Mountain Corporation. He graduated from the University of Colorado and received an M.B.A. from Cornell University. Mr. Wilson is a Director and Chairman of the Board of Building Material Distributors, Inc. of Stockton, California, a building material wholesaler in California and Nevada. He is a past President and Director of the Rutland Region Chamber of Commerce, a past Trustee of the College of St. Joseph the Provider, a past President and Director of the Rutland Regional Medical Center, and a member of the Investment Committee and past Chairman of the Board of Trustees of Comprehensive Health Resources, a health care holding company. Mr. Wilson chairs the Corporation's Audit Committee. Mr. Wilson has been a Director of the Bank since 1983.

Shares owned:  12,939
Percent:     .156

NOTES REGARDING DIRECTORS' STOCK OWNERSHIP

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of common stock set forth.

(1) The share ownership of the following Directors includes shares owned by spouses or adult children living in their home in the amounts indicated parenthetically: Mr. Boardman 55; and Mr. Wilson 1,140. Beneficial ownership of these shares is disclaimed.

(2) Mr. Pizzagalli's share ownership includes 366 shares held as custodian for his minor son. Beneficial ownership of these shares is disclaimed. Also included are 95,312 shares held by Mr. Pizzagalli with his brothers in the name of Pizzagalli Brothers Company and 3,874 shares held by Pizzagalli Construction Company, a company controlled by Mr. Pizzagalli.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS AUDIT AND EXECUTIVE COMMITTEES

The Board of Directors of the Corporation and the Bank held thirteen meetings during the calendar year 1995. No Director attended fewer than seventy-five percent of the aggregate of the meetings of the Board and the total number of meetings held by committees of the Board on which they served during 1995.

AUDIT COMMITTEE

The Corporation has a standing Audit Committee comprised of Messrs. Bertrand, Boardman, Perrault, ex officio, Wilson (Chair), and Mrs. Snelling. The Committee held three meetings during 1995 jointly with the internal auditor, including a meeting with the independent public accountants of the Corporation and its subsidiaries.

     The Audit Committee is charged with determining the adequacy of controls and with monitoring the reliability of financial information by consultation with the independent public accountants and the internal auditors.

EXECUTIVE COMMITTEE

The Corporation has a standing Executive Committee comprised of Messrs. Perrault, ex officio, Pizzagalli (Chair), Spera, Wilson and Mrs. Snelling. The Committee held thirteen meetings during 1995.

     The Executive Committee is responsible for strategic planning, investments, officer and non-officer compensation and Directors' succession, among other duties. In this connection, the Executive Committee considers and recommends nominees for election to the Board as vacancies occur. Stockholders may make suggestions for nominees by submitting the nominee's name to the Committee in writing.

REMUNERATION OF DIRECTORS AND OFFICERS

The Corporation does not presently remunerate its officers, nor does it provide retirement benefits. The Corporation compensates its Directors, other than Mr. Perrault, in quarterly retainer fees of $500 of which 50% is paid in the form of Corporation stock.

     All of the officers of the Corporation serve and are remunerated as officers of the Bank. Directors of the Bank, other than Mr. Perrault, are paid an annual retainer of $3,000 without regard to attendance, $1,000 per meeting attended for monthly meetings, and $500 per telephone conference meeting of the Board. 50% of retainers and fees is paid in the form of Corporation stock.

     Directors serving on the Bank's Audit and Executive Committees receive a meeting fee of $500 per meeting attended and $250 per telephone conference meetings, 50% of which is paid in the form of Corporation stock.

     The Chair of the Board of the Bank receives an annual retainer of $5,000. The Chair of the Executive Committee receives an annual retainer of $3,000 and the Chair of the Audit Committee receives an annual retainer of $1,000. 50% of retainers is paid in the form of Corporation stock.

     The payment of Directors' fees by the Corporation and the Bank may be deferred by a Director pursuant to a Director's Deferred Compensation Plan, adopted April, 1972, and most recently amended January 1, 1992.

REPORT OF THE COMMITTEE RESPONSIBLE FOR COMPENSATION

The Corporation's executive compensation program continues to be administered by the Executive Committee of the Board with all recommendations receiving approval by the full Board. During 1995, Executive Committee members were: Messrs. Pizzagalli (Chair), Perrault, ex officio, Spera, Wilson and Mrs. Snelling.

Compensation practice continues to be guided by the philosophy that executive remuneration should be directly tied to individual and Bank performance. Based on this philosophy, base salary adjustments occur only when indicated by market comparisons. Thus, "increases" in total compensation occur in the form of variable annual performance-based bonuses, not fixed salary increases.

In late 1994 a comparison of regional banks with similar records of performance indicated that base salaries of the executive management team were lagging behind this peer group. Therefore, for the first time since 1989, uniform adjustments were made to the base salaries of this group effective January 1, 1995.

In September 1995, The Segal Company, compensation consultants, was engaged to conduct a complete review of all aspects of compensation for the executive group. In establishing the parameters for this evaluation, the basic tenet of "pay for performance" was clearly articulated. The recommendations of this study are being reviewed and will be implemented as appropriate during 1996.

CEO compensation is evaluated using this same philosophy. In April 1995, the Executive Committee, using comparative information on CEO compensation in banks of similar size locally and regionally, and other publicly-held corporations, recommended an adjustment of $10,000/year to Mr. Perrault's compensation. This brought his base salary from $205,000/year to $215,000/year.

The Executive Management Incentive Compensation Plan (EMICP) remains a key component of the compensation package for senior officers. As has been described in the past, awards under the EMICP are initially contingent upon the Corporation meeting goals which are established at the beginning of each calendar year. Specific awards are then determined based upon the performance of each executive and are paid out over a four-year period in a combination of cash and stock. Currently, awards are comprised of 25% corporation stock and 75% cash.

As a participant in the EMICP, Mr. Perrault's 1995 award level was set at 60% of salary based upon attainment of the corporate profit goal of $18MM or greater. Upon the Corporation meeting such goal in 1995, Mr. Perrault received a payment in 1996 of $48,375.00 cash and 872 shares of corporation stock. This payment follows plan guidelines which provide for 50% of the payment to be made in the first year, and 25%, 15% and 10%, respectively, in the succeeding three years. Additionally, Mr. Perrault earned and received payment in 1996 of $39,195.31 cash and 1,320 shares of stock based upon awards initially established in 1992, 1993 and 1994 which were triggered by the attainment of the 1995 goal. These payments represent the 10%, 15% and 25% portions, respectively, of the earlier awards.

In 1996, Mr. Perrault also received a cash bonus of $120,000 calculated at the rate of five percent of net income in excess of a corporate profit goal which, for the purposes of this plan, was set at $18.5 million. A payment of $106,066.88 was accrued pursuant to the Supplemental Executive Retirement Plan
(SERP) which was established for Mr. Perrault in 1993. This accrual was made in accordance with plan guidelines based upon the Bank's Return on Equity (ROE) for 1995 of 17.16%.

Stock options granted in 1992 at a price exceeding the then-current market price were exercised and sold in 1995 constituting a significant portion of Mr. Perrault's reported earnings. This gain is consistent with the Board's belief that Mr. Perrault's total compensation should be based in large measure on corporate profitability and enhanced shareholder value.



                                          SUMMARY COMPENSATION TABLE

                                                               Long Term Compensation

                        Annual Compensation                    Awards              Payouts
(a)                 (b)     (c)        (d)        (e)      (f)      (g)        (h)         (i)
                                                           Re-
                                                           strict-  Securit-   Long-Term
                                                Other      ed       ies Un-    Incentive    All other
                                                Annual     Stock    derlying   Plan (LTIP)  Compens-
Name and Principal                              Compens-   Award(s) Options    Payouts ($)  ation
Position            Year  Salary($)   Bonus ($) ation($)   ($)1     (#)2       ($)3         ($)4

----------------------------------------------------------------------------------------------------------
Paul A. Perrault    1995  $215,000      -0-        -0-       -0-       -0-     $119,093.75  $43,719.76
President/CEO       1994  $199,980      -0-        -0-       -0-       -0-     $108,300.99
                    1993  $182,038      -0-        -0-       -0-       -0-     $ 85,000.00

Lawrence W. DeShaw  1995  $125,000      -0-        -0-       -0-     18,750    $ 62,675.00  $24,579.04
Executive Vice      1994  $110,000      -0-        -0-     $18,250     -0-     $ 49,943.45
President           1993  $109,615   $6,562.50     -0-       -0-       -0-     $ 38,787.50

John W. Kelly       1995  $125,000      -0-        -0-       -0-     18,750    $ 60,862.50  $24,325.01
Executive Vice      1994  $105,000      -0-        -0-       -0-       -0-     $ 45,657.46
President           1993  $105,000   $6,562.50     -0-       -0-       -0-     $ 33,337.50

Danny H. O'Brien    1995  $115,000      -0-        -0-       -0-     18,750    $ 54,150.00  $21,544.04
Senior Vice         1994  $ 95,000      -0-        -0-       -0-       -0-     $ 38,900.10
President           1993  $ 95,000      -0-        -0-       -0-       -0-     $ 22,002.51

Jerry R. Condon     1995  $111,500   $8,500.00     -0-       -0-       -0-         -0-      $ 5,100.61
Chief Investment    1994  $110,196   $6,500.00  $12,400.00   -0-       -0-         -0-
Officer             1993  $110,000      -0-     $ 7,675.74   -0-       -0-         -0-
----------------------------------------------------------------------------------------------------------
(1) At fiscal year-end 1995, Mr. DeShaw had 1,250 shares valued at $39,062.50.  Dividends are payable during the restriction period.

(2) The options for Mr. DeShaw, Mr. Kelly and Mr. O'Brien vest in 4 equal installments of 25% beginning from date of award.

(3) The 1995 Long-Term Incentive Plan (LTIP) payout reflects 50% of the 1995 award that was earned in 1995, 25% of the 1994 award that was earned in 1995, 15% of the 1993 award that was earned in 1995 and 10% of the 1992 award that was earned in
    1995.  The 1994 LTIP payout reflects 50% of the 1994 award that was earned in 1994, 25% of the 1993 award that was earned in
    1994 15% of the 1992 award that was earned in 1994 and 10% of the 1991 award that was earned in 1994.  The 1993 LTIP payout reflects 50% of the 1993 award earned in 1993, 25% of the 1992 award that was earned in 1993 and 15% of the 1991 award that was earned in 1993.  A portion of all awards earned and paid in 1993, 1994 and 1995 are in stock of the Company.

(4) Totals in this column are comprised of: 401(k) Corporation match of 35% and additional profit sharing match of 50% shown as one total and appreciation on stock awards from the LTIP that were earned in 1995.  The figures, respectively, are as follows, Mr. Perrault $6,777.27 and $36,942.49; Mr. DeShaw $6,764.01 and $17,815.03; Mr. Kelly $7,240.96 and $17,084.05; Mr.
    O'Brien $7,296.95 and $14,247.09 and Mr. Condon $5,100.61.


                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                  Potential
                                                                                  Realizable
                                                                                  Value at
                                                                                  Assumed Annual
                                                                                  Rates of Stock
                                                                                  Price
                                                                                  Appreciation
                                                      Individual Grants           for Option Term
                                                      -----------------     ------------------------
        (a)         (b)         (c)         (d)        (e)        (f)       (g)     (h)      (i)
                             % of
                             Total
                             Options
                 Number of   Granted
                 Securities  to          Market     Exercise
                 Underlying  Employees   Price on   or Base
                 Options     in Fiscal   Date of    Price      Expirat-
    Name         Granted     Year        Grant($)   ($/sh)     ion Date   0%($)   5%($)    10%($)
-------------------------------------------------------------------------------------------------
    Paul A.
    Perrault        -0-         -0-         -0-        -0-        -0-       -0-     -0-      -0-

    Lawrence
    W. DeShaw      18,750       14.89%     $23.125  $18.50/sh  4/3/2005   $18.50  $30.13   $47.98

    John W.
    Kelly          18,750       14.89%     $23.125  $18.50/sh  4/3/2005   $18.50  $30.13   $47.98

    Danny H.
    O'Brien        18,750       14.89%     $23.125  $18.50/sh  4/3/2005   $18.50  $30.13   $47.98

    Jerry R.
    Condon          -0-         -0-         -0-        -0-        -0-       -0-     -0-      -0-
-------------------------------------------------------------------------------------------------

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR ANF FISCAL YEAR-END OPTION VALUES

            (a)                  (b)                  (c)                (d)                 (e)
                                                                  Number of          Value of
                                                                  Unexercised        Unexercised In-the-
                         Shares Acquired on                       Options at Fiscal  Money Options at
    Name                 Exercise (#)         Value Realized ($)  Year-End (#)       Fiscal Year-End ($)
--------------------------------------------------------------------------------------------------------
    Paul A. Perrault            75,000            $885,312.50          91,407          $1,766,746.35
    Lawrence W. DeShaw           3,907            $ 85,719.58          26,563          $  413,839.31

    John W. Kelly                -0-                  -0-              22,657          $  345,528.25

    Danny H. O'Brien             -0-                  -0-              29,689          $  486,768.89
    Jerry R. Condon              -0-                  -0-               2,344           $  51,122.64

----------------------------------------------------------------------------------------------------

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                               Estimated Future Payouts
                                                               Under Non-Stock Price Based Plan 2
                                                               -----------------------------------
            (a)             (b)                  (c)           (d)           (e)          (f)
                                            Performance
                                            or Other
                         Number of Shares,  Period Until
                         and Other          Maturation
    Name                 Rights (#/$)1      or Payout     Threshold ($)  Target ($)   Maximum ($)
---------------------------------------------------------------------------------------------------
    Paul A. Perrault       872/$48,375.00      3 years         -0-       $129,000.00  $129,000.00

    Lawrence W. DeShaw     507/$28,125.00      3 years         -0-       $ 75,000.00  $ 75,000.00

    John W. Kelly          507/$28,125.00      3 years         -0-       $ 75,000.00  $ 75,000.00

    Danny H. O'Brien       467/$25,875.00      3 years         -0-       $ 69,000.00  $ 69,000.00

    Jerry R. Condon             -0-              -0-           -0-           -0-          -0-
---------------------------------------------------------------------------------------------------
   (1) Figures shown represent unearned portion of 1995 Executive Management Incentive Compensation Plan
   (EMICP) awards.  50% of 1995 awards were earned in 1995 based upon Bank profitability levels and are reported in Table 1, column (i).  The remaining portion will be earned on a schedule of 25%, 15% and 10%
   per year for each of the next three years contingent upon Chittenden meeting profit goals established by the Board in January of each year.

   (2) Award levels are established in the first year of each four-year performance cycle.  Payouts are based upon Chittenden meeting profit goals which are established annually.  Payout levels do not vary once established at the beginning of each four-year cycle.  A portion of the estimated future payouts will be in stock of the Company.



CHANGE OF CONTROL AGREEMENTS

The Corporation has entered into severance agreements with Mr. Perrault as well as Messrs. DeShaw, Kelly, O'Brien and Condon. These agreements are triggered by a change of control and subsequent termination of employment under certain circumstances. Payments are equal to a multiple of annual salary. For Mr. Perrault such payments would equal 2.99 times annual salary, and for Messrs. DeShaw, Kelly, O'Brien and Condon 1.5, 1.99, 1.5, and 1 times, respectively.

EMPLOYEE'S PENSION PLAN

The Chittenden Corporation Pension Plan (the "Plan") covers employees of the Bank who work 1,000 hours per year and have attained age 21.

The following table illustrates the annual pension benefits payable under the Plan for various representative combinations of pre-retirement remuneration and years-of-service classifications (assuming retirement at age 65).


                               CHITTENDEN CORPORATION

                                      PENSION

                        Estimated Annual Pension Benefits (1)
-------------------------------------------------------------------------------
    Final Five-Year
    Average Annual                        Years of Service at Age 65
    Compensation          -----------------------------------------------------
                               10             15            20           25+
--------------------------------------------------------------------------------
      $ 50,000              $ 8,788         $13,182       $17,576       $21,970

      $ 75,000              $14,198         $21,297       $28,396       $35,495

      $100,000              $19,698         $29,547       $39,396       $49,245

      $150,000              $30,698         $46,047       $61,396       $76,745
--------------------------------------------------------------------------------
(1) For a participant turning age 65 in 1996


Final average earnings is the highest 60 consecutive months of compensation (item (c,d,f and h) from the Summary Compensation Table) during the 10-year period preceding an employee's retirement (up to age 65), and the employee's years of credited service (up to 25 years).

The amounts above are payable for the life of the retiree only, and would be reduced on an actuarial basis if survivor options were chosen.

With respect to the Pension Plan described above, the credited years of service at December 31, 1995 for those individuals named in the Summary Compensation Table were as follows: Mr. Perrault, 5.55 years; Mr. DeShaw
25.08 years; Mr. Kelly 5.16 years; Mr. O'Brien 7.94 years; Mr. Condon, 3.26 years.

STOCK PERFORMANCE GRAPH

In defining an appropriate peer group, publicly traded stocks of similar sized banking companies operating in Chittenden's general trading area were selected. The group consists of: Arrow Financial Corporation, Banknorth Group, Inc., Eastern Bancorp, Evergreen Bancorp, Inc., Independent Bank Corp., Merchants Bancshares, Inc., TrustCo Bank Corp NY, and Vermont Financial Services Corporation.


                                CHITTENDEN CORPORATION

                                Stock Price Performance

                                FIVE YEAR TOTAL RETURN*


                                    PERIOD ENDING
               12/31/90  12/31/91  12/31/92  12/31/93  12/31/94  12/31/95
               -----------------------------------------------------------------

 Chittenden
  Peers         100.00    117.41    167.59    214.65    234.90    358.91

 Chittenden
  Corp-VT       100.00    159.09    294.68    431.27    494.85    978.10

 Nasdaq Total
  Return        100.00    160.56    186.86    214.51    209.68    296.30
-------------------------------------------------------------------------------

BASE = 12/31/90

NOTE: The peer group shown in the above graph has been expanded from that shown in prior years' proxy statements. This change did not materially affect the performance index value.

INTERESTS IN CERTAIN TRANSACTIONS

The Corporation's officers, its Directors and their associates have had, and can be expected to have in the future, financial transactions with the Banks. As of December 31, 1995, the aggregate of loans by the Banks outstanding to the Corporation's officers, Directors and their associates amounted to 6,954,000.

  During 1995, loans by the Banks to their officers and Directors, and their associates, and to the officers and Directors of the Corporation, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

  Material transactions during 1995 between the Bank's and the Corporation's officers, its Directors, and their associates occurred in the ordinary course of business and were on terms equivalent to those prevailing at the time for comparable transactions with other, unrelated persons.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Corporation, in accordance with the recommendation of its Audit Committee, none of whom is an employee of the Corporation, has appointed Arthur Andersen LLP as independent public accountants of the Corporation for the year ending December 31, 1996. The Corporation has been advised by Arthur Andersen LLP that neither the firm nor any of their associates has any relationship with the Corporation or any affiliate of the Corporation. If Arthur Andersen LLP shall decline to act or otherwise become incapable of acting, or if their appointment is otherwise discontinued, the Board of Directors will appoint other independent auditors.

  Arthur Andersen LLP, independent public accountants of the Corporation for the year ended December 31, 1995, will have a representative at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

  During 1995, Arthur Andersen LLP examined the consolidated financial statements of the Corporation and its subsidiaries, provided other audit services to the Corporation and to certain of its subsidiaries in connection with Securities and Exchange Commission filings and reviewed periodic financial statements.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order to be included in the Corporation's proxy statement and proxy card for the 1997 annual meeting, proposals which stockholders intend to present at that meeting must be submitted in writing to the Secretary of the Corporation on or before November 8, 1996.

OTHER BUSINESS

The Board of Directors of the Corporation knows of no other matters which may come before the meeting. However, if any other business should properly come before the meeting, the proxies relating to such meeting will be voted with respect thereto in accordance with the best judgment of the Board of Directors.

A copy of the Corporation's Annual Report for 1995 (on Form 10-K), as filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, will be furnished free of charge to beneficial owners of the Corporation's stock upon written request to:

F. Sheldon Prentice, Secretary
Eugenie J. Fortin, Assistant Secretary
Chittenden Corporation
P.O. Box 820
Burlington, Vermont 05402-0820

Any person requesting a copy of the report must set forth in his/her written request a good faith representation that he/she was in fact a beneficial owner of stock of the Corporation on the record date for the annual meeting.

IT TAKES ONE MINUTE TO FILL OUT THE PROXY CARD. PLEASE HELP ASSURE THAT THERE WILL BE A QUORUM AT THE ANNUAL MEETING BY RETURNING YOUR PROXY.


PROXY CARD

                               CHITTENDEN CORPORATION
                  Two Burlington Square, Burlington, Vermont 05401

                     THIS PROXY IS SOLICITED ON BEHALF OF THE
                                 BOARD OF DIRECTORS

The undersigned hereby appoints David M. Boardman, Paul A. Perrault and Pall D. Spera as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Chittenden Corporation held of record by the undersigned on March 1, 1996 at the annual meeting of stockholders to be held on April 17, 1996 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

                    CONTINUED, AND TO BE SIGNED ON REVERSE SIDE

  [X] Please mark
      votes as in
      this example.

  Management recommends a vote FOR the election of all nominees for director. Information about each director is contained in the accompanying proxy statement.

  1.  Election of Directors
      Nominees: Paul J. Carrara, Lyn Hutton, Philip A. Kolvoord, James C. Pizzagalli and Barbara W. Snelling.

       [    ] For all Nominees       [    ] Withheld from all Nominees


  [    ]
        -------------------------------
  For all nominees except as noted above

                                    MARK HERE
                                    FOR ADDRESS      [    ]
                                    CHANGE AND
                                    NOTE AT LEFT


Signature:              Date:             Signature:             Date:
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